                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 August 21, 1998

                                    KTI, INC.
               (Exact name of Registrant as specified in Charter)


   New Jersey                        33-85234                   22-2665282
--------------------------------------------------------------------------------
(State or other juris-              (Commission                (IRS Employer
diction of incorporation)           File Number)                Identification
                                                                Number)


7000 Boulevard East, Guttenberg, New Jersey                         07093
--------------------------------------------------------------------------------
(Address of principal executive office)                        (Zip Code)


Registrant's telephone number including area code-                (201) 854-7777
                                                 -------------------------------



                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name and former address, as changed since last report)

Item 5.  Other Items.

     On August 21, 1998, KTI, Inc., a New Jersey corporation (the "Company" or the "Registrant") announced that it had purchased substantially all of the assets of Atlantic Coast Fibers, Inc, a New Jersey corporation ("Atlantic Coast Fibers"). The purchase price was (a) $6.5 million in cash; (b) 123,532 shares of KTI, Inc. common stock; (c) certain incidental payments totaling approximately $100,000 and (d) certain Incentive Payments.

     Atlantic Coast Fibers currently operates a high-grade paper processing facility in Passaic, New Jersey. Atlantic Coast Fiber's annual revenues were approximately $11.4 million in 1997.

     On the same date the Company) announced that it also had purchased substantially all of the assets of Gaccione Bros. & Co., Inc, and PGC Corporation, both New Jersey corporations (collectively, "Gaccione Bros."). The purchase price was (a) $5.2 million in cash; (b) a 7% promissory note for $1,086,213.00 due in February, 2001; (c) certain incidental payments totaling approximately $75,000 and (d) certain Incentive Payments.

     Gaccione Bros. currently operates a high-grade paper processing facility in Clifton, New Jersey. The annual revenues of Gaccione Bros. were approximately $7.75 million in 1997. The Company intends to relocate the operations of Gaccione Bros. to the facility of Atlantic Coast Fibers.

     The Incentive Payments to Atlantic Coast Fibers and Gaccione Bros. are to be calculated on the basis of earnings before interest, taxes, depreciation and amortization ("EBITDA") of the combined businesses of Atlantic Coast Fibers and Gaccione Bros. during a twelve-month period (the "Annual Period") commencing on November 1, 1998. The Incentive Payments will be equal to the sum of (a) EBITDA during the Annual Period, less Three Million Dollars, multiplied by 5 and (b) EBITDA during the Annual Period, less Four Million Dollars, multiplied by 0.5. The Company estimates that the Incentive Payments may reach Five Million Dollars.

Item 7. Financial Statements and Exhibits

(a) Exhibits.

Exhibit Number Description
-------------- -----------

4.1            Asset Purchase Agreement between KTI New Jersey Fibers,
               Inc. and Atlantic Coast Fibers, Inc. dated as of August 21, 1998. The schedules to this Exhibit do not contain information which is material to an investment decision and which is not otherwise disclosed in the Securities Purchase Agreement. The schedules included Registration Rights Agreements, Consulting and Employment Agreements. The Company hereby agrees to furnish a copy of any omitted schedule to the Commission upon request.

4.2            Asset Purchase Agreement between KTI New Jersey Fibers,
               Inc., PGC Corporation and Gaccione Bros. & Co., Inc. dated as of August 21, 1998. The schedules to this Exhibit do not contain information which is material to an investment decision and which is not otherwise disclosed in the Securities Purchase Agreement. The schedules include Employment Agreements. The Company hereby agrees to furnish a copy of any omitted schedule to the Commission upon request.

4.3            News release dated August 21, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          KTI, Inc.
                                          (the Registrant)



Dated: August 21, 1998                    By: /s/ Martin J. Sergi
                                             -------------------------
                                          Name:  Martin J. Sergi
                                          Title: President